Exhibit 99.1

Zyla Q1 2020 Script

Operator

Good morning, ladies and gentlemen, and welcome to the Zyla 2020 first quarter earnings conference call. At this time, all participants are in a listen-only mode. Should you need assistance, please signal a Conference Specialist by pressing the star key followed by Zero. As a reminder, today's conference call is being recorded.

I would like to turn the call over to Blair Clark-Shoeb. Please go ahead.

Blair:

Thanks Operator. Thank you all for joining us to discuss our first quarter 2020 financial results this morning. On the call with me today are Todd Smith, president, CEO and director, Dr. Mark Strobeck, chief operating officer and Jesse Neri, senior VP of finance.

Todd will give highlights from our first quarter performance and provide an overview of our commercial activities, then Mark will discuss the proposed merger with Assertio, followed by Jesse who will review our financial performance. If you have any follow up questions, feel free to email us at ir@Zyla.com.

During this call, management will make projections and other forward-looking remarks regarding the Company's future performance. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those noted in this morning’s press release and Zyla's filings with the SEC. Investors, potential investors and other listeners are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

Actual results may differ materially from those projected in the forward-looking statements. Zyla specifically disclaims any intent or obligation to update these forward-looking statements except as required by law.

In addition, for the full prescribing information, boxed warnings and medication guides of Zyla’s marketed products, please visit our product page on Zyla.com.

A telephone replay of the call will be available shortly after completion through Friday, May 22. You can find the dial-in information in today's press release. The archived webcast will be available for six months on the company's website, Zyla.com. For the benefit of those who may be listening to the replay or the archived Webcast, this call was held and recorded on May 15, 2020. Since then, Zyla may have made announcements related to the topics discussed, so please refer to the company's most recent press releases and SEC filings. If you have not already received the earnings press release, you can find it on the zyla.com website under the Investor’s tab.

Now I will turn the call over to Todd.

Todd?

Todd Smith

[****]

We are excited about the first quarter results that reflect our commercial success and show we are well positioned to combine our highly efficient business with Assertio Therapeutics’. While we have remained focused on driving growth within our own business, we have also been working to close our previously announced merger with Assertio. Let me remind you of the rationale behind this transaction and why it makes sense for both companies and should result in a best in class commercial spec pharma company.

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Combining with Assertio will bring us two additional important products, creating a leading branded prescription portfolio of NSAIDs in the U.S. This is important with the continued pressure on physicians across all specialties to utilize non-narcotic treatment options for pain and inflammation.

Because of our similar products, we have complementary call points which we expect will lead to revenue synergies and significant cost savings. Our complementary products resulted in pro forma 2019 net product sales of approximately $128 million. The combined company is targeting EBIDTA as a percent of sales to be north of 25% and the leverage level to be less than two times. As part of this merger, we will pay off our promissory note in full and the outstanding balance under our $20 million revolving credit facility. The combined company will assume our outstanding senior secured debt of $95 million under amended terms that provide the company flexibility for future business development.

Finally, we believe the combined company will have the platform, profitability and low leverage to position us to conduct additional business development transactions. For all the reasons we discussed, we believe this combination makes a lot of sense and should unlock significant shareholder value.

A key step in this merger is establishing the individuals who will lead this newly combined organization and we are very proud to announce the new executive team that will drive the combined company forward.

The team will include: Dr. Mark Strobeck, COO, Megan Timmins, general counsel, and from Assertio Dr. Stan Bukofzer, chief scientific and technical officer, Dan Peisert, CFO, and Sharon Larkin, SVP of human resources and administration. Our executive team will have the benefit of guidance come from our talented board of directors including Arthur Higgins, who will serve as non-executive chairman and Tim Walbert, who will assume the role of independent lead director post-closing. We are confident that this is the right team, with the perfect combination of commercial, operational and BD expertise to take the combined company to new levels of growth and success. Mark will provide an update on the progress the integration team has made and next steps.

Mark

Thanks Todd. The past few weeks have been quite busy as functional area teams have been building out their 2020 operational and transition plans to enable them to hit the ground running on day one. In addition, we have been working collectively to identify synergies in our combined infrastructure and operations and we are confident that we will capture synergies of up to $40 million. We believe that this sound financial foundation is an important step in creating a financially efficient business and give us flexibility to continue to pursue new M&A and product acquisitions—a critical component of our growth strategy.

As we previously shared, both Boards have approved the transaction. Next Tuesday, May 19th, both companies will host meetings for the respective stockholders to vote on the transaction. We already have indication that the majority of our investors support the merger. We hope to close the transaction a day or two following these meetings.

Now Jesse can review our financial performance for the quarter.

Jesse

[****]

Now I will turn the call over to Todd.

Todd

[****]

Our proposed merger with Assertio Therapeutics will further strengthen our portfolio, adding two important branded products for our sales force to bring to the physicians we are already educating. Pro forma net product sales of the combined business were approximately $128 million for the full year 2019. With our proven commercial expertise, we believe we can grow our products in 2020 and leverage our financial foundation from the combined company to facilitate additional business development deals.

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We are entering the proposed merger from a position of strength, coming off a successful first quarter. We expect that as we move to close the proposed merger with Assertio, we will be able to improve upon what each company has already built. With the support of our and Assertio’s investors, we plan to bring together the best practices, people and systems to support a growing and differentiated portfolio of important branded products with the goal of becoming a leading spec pharma company built on unparalleled commercial excellence.

I want to thank the members of the Zyla Team for their outstanding work in the first quarter and their continued dedication to patients and providers during this challenging time. I look forward to closing the merger and combining what we have built with Assertio. I believe that we will be stronger together and continue to make a difference for patients. We appreciate our investors who have supported us and hope they will continue as we move into this next phase of opportunity.

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Note Regarding Use of Non-GAAP Financial Measures

Zyla provides non-GAAP adjusted EBITDA margin, or earnings before interest, taxes, depreciation and amortization margin, as a financial measure. Zyla believes that this non-GAAP financial measure, when considered together with the GAAP figures, can enhance an overall understanding of Zyla's financial performance and the financial performance of the proposed combined company. The non-GAAP financial measure is included with the intent of providing investors with a more complete understanding of operational results and trends. In addition, this non-GAAP financial measure is among the indicators Zyla's management uses for planning and forecasting purposes and measuring their respective company's performance and which the combined company expects to use to measure the combined company's performance. It should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. This non-GAAP financial measure may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies.

No Offer or Solicitation

This communication relates to a proposed business combination involving Assertio and Zyla. The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger. The proposed Merger will be submitted to Assertio's stockholders and Zyla's stockholders for their consideration. In connection with the proposed Merger, Assertio and Zyla filed a joint proxy statement (the "Joint Proxy Statement") in connection with the solicitation of proxies by Assertio and Zyla in connection with the proposed Merger. Assertio filed a registration statement on Form S-4 (the "Form S-4") with the SEC, in which the Joint Proxy Statement was included as a prospectus. Assertio and Zyla also intend to file other relevant documents with the SEC regarding the proposed Merger. The definitive Joint Proxy Statement was mailed to Assertio's stockholders and Zyla's stockholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER, INVESTORS AND STOCKHOLDERS OF ASSERTIO AND INVESTORS AND STOCKHOLDERS OF ZYLA ARE URGED TO READ THE DEFINITIVE REGISTRATION STATEMENT, INCLUDING THE JOINT PROXY STATEMENT, REGARDING THE PROPOSED MERGER (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

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The Joint Proxy Statement, any amendments or supplements thereto and other relevant materials, and any other documents filed by Assertio or Zyla with the SEC, may be obtained once such documents are filed with the SEC free of charge at the SEC's website at www.sec.gov or free of charge from Assertio at www.assertiotx.com or by directing a request to Assertio's Investor Relations Department at investor@assertiotx.com or from Zyla at www.zyla.com or by directing a request to Zyla's Investor Relations Department at ir@zyla.com.

Participants in the Solicitation

Assertio, Zyla and certain of their respective executive officers, directors, other members of management and employees may, under the rules of the SEC, be deemed to be "participants" in the solicitation of proxies in connection with the proposed Merger. Information regarding Assertio's directors and executive officers is available in its Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Stockholders, that was filed with the SEC on April 8, 2020 and in its Annual Report on Form 10-K for the year ended December 31, 2019, that was filed with the SEC on March 10, 2020. Information regarding Zyla's directors and executive officers is available in its form 10-K/A, that was filed with the SEC on April 27, 2020 and in its Annual Report on Form 10-K for the quarter ended March 31, 2019, that was filed with the SEC on March 26, 2020. These documents may be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Joint Proxy Statement and other relevant materials relating to the proposed Merger filed with the SEC.

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